                                                                    Exhibit 99.2


                                   [FORM OF]
                   SHAREHOLDER REGISTRATION RIGHTS AGREEMENT


          This Agreement (this "Agreement"), dated as of ________________, 1995, is made by and between the undersigned shareholder (the "Shareholder") of The Chronicle Publishing Company, a Nevada corporation ("Chronicle"), and __________________, a _____________ corporation ("Acquiror").

                             PRELIMINARY STATEMENTS

          Concurrently with the execution of this Agreement, Chronicle and Acquiror have entered into an Agreement and Plan of Merger and Reorganization (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Chronicle with and into Acquiror pursuant to the terms and conditions of the Merger Agreement.

          Upon consummation of the Merger, the shareholders of Chronicle will be entitled to receive the Conversion Number (as defined in the Merger Agreement) of shares of Acquiror Common Stock for each share of Common Stock, par value $0.01 per share, of Chronicle owned by them.

          Pursuant to the terms of the Merger Agreement, Acquiror has agreed to prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3, or other appropriate form, with respect to the public resale by those shareholders of Chronicle as of the Effective Time who have executed and delivered to Acquiror an agreement in the form of this Agreement of the shares of Acquiror Common Stock to be issued to the Selling Shareholders in the Merger. The Shareholder desires to have the shares of Acquiror Common Stock to be issued to the Shareholder in the Merger (the "Shares") covered by the Registration Statement.

          Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings assigned to them in the Merger Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

          1.   Investment Intent.  The Shareholder represents and warrants to
               -----------------
Acquiror that: (i) the Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act [IF THE FOREGOING IS NOT TRUE, PLEASE SO INDICATE BY STRIKING THROUGH IT]; (ii) the Shareholder is acquiring the Shares for the Shareholder's own account for investment only and without a view to the distribution thereof except in a transaction permitted under the following clause (iii); and (iii) the Shareholder will not sell or otherwise dispose of such Shares except in a transaction registered or qualified under the Securities Act and applicable state securities laws or unless an exemption from those requirements is available.

          2.   Limitation on Transfers.  In no event will the Shareholder sell
               -----------------------
or otherwise distribute more than 25% in the aggregate of the number of shares of each class of Acquiror Common Stock issued to the Shareholder in the Merger within one year after the Closing Date or more than 50% in the aggregate of the number of shares of each class of Acquiror Common Stock issued to the Shareholder in the Merger within two years after the Closing Date; provided that the foregoing restrictions will not apply to any of the following transfers, and none of such transfers will be taken into account for purposes of determining whether any other transfer complies with the foregoing restriction: (i) any transfer by will or the laws of intestacy; (ii) if the Shareholder is a trust, any transfer to the beneficiaries of the trust; (iii) any transfer by the Shareholder to another Selling Shareholder; (iv) any transfer by the Shareholder to the Shareholder's spouse, parents, grandparents or lineal descendants of the Shareholder's grandparents; or (v) any transfer by the Shareholder to a trust all the beneficial interests in which are owned by one or more members of the group consisting of the Shareholder and the individuals described in the preceding clause (iv).

          3.  Registration.  In accordance with and subject to the terms and
              ------------
conditions of the Merger Agreement, Acquiror will take such actions with respect to the Registration Statement and the registration of the Shares as are provided in the Merger Agreement.

          4.  Covenants for Benefit of the Shareholder; Covenants of the
              ----------------------------------------------------------
Shareholder.  All covenants of Acquiror in Section 7.3 of the Merger Agreement
-----------
are intended to be for the benefit of, and may be enforced by, the Shareholder, and all such covenants are incorporated in this Agreement by reference as if set forth fully in this Agreement. The Shareholder will comply with the covenants of a Selling Shareholder described in Section 7.3(k) of the Merger Agreement, all of which are incorporated in this Agreement by reference as if set forth fully in this Agreement.

          5.  Information and Compliance with Legal Requirements.  The
              --------------------------------------------------
Shareholder covenants that all information supplied or to be supplied in writing to Acquiror by the Shareholder or any of the Shareholder's representatives expressly for inclusion in the Registration Statement, any Prospectus relating to the Registration Statement and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.  Expenses.  The Shareholder will be responsible for all
              --------
underwriting discounts and commissions and transfer taxes, if any, relating to the resale by the Shareholder of the Shareholder's Shares, as well as all fees and expenses of counsel and of any other advisor to the Shareholder.

          7.  Indemnification.  The Shareholder will, in accordance with the
              ---------------
terms and conditions of Section 7.3(l) of the Merger Agreement, indemnify, defend and hold harmless Acquiror and each of the Acquiror Indemnified Parties against any Losses, joint or several, to which any of the Acquiror Indemnified Parties may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of the Shareholder or any Person who controls the Shareholder specifically for use or inclusion in any Registration Statement or any Prospectus, (ii) the use of any Prospectus by or on behalf of the Shareholder after such time as Acquiror has provided notice to the Shareholder pursuant to Section 7.3(e) of the Merger Agreement or any failure by the Shareholder to comply with the covenant described in Section 7.3(k)(v) of the Merger Agreement, (iii) the use by or on behalf of the Shareholder of any Prospectus after such time as the obligation of Acquiror hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder, (iv) any violation by the Shareholder or any Person who controls the Selling Shareholder within the meaning of either the Securities Act or the Exchange Act (or any agent, broker-dealer or underwriter engaged by such Selling Shareholder or any such controlling Person) of any federal or state securities law or rule or regulation thereunder, or (v) any failure by the Shareholder to give any purchaser of Shares registered pursuant to the Registration Statement, at or prior to the written confirmation of such sale, a copy of the most recent Prospectus to the extent required by law. The Shareholder also promptly will reimburse the Acquiror Indemnified Parties for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses or actions in respect thereof.

          8.  Further Assurances.  For three years after the Effective Time, the
              ------------------
Shareholder will take such other actions and enter into such other agreements as may be reasonably necessary or advisable in connection with the resale by the Shareholder of the Shares covered by the Registration Statement.

          9.  Specific Performance.  Each party to this Agreement acknowledges
              --------------------
that it will be impossible to measure in money the damage to the other party if any party to this Agreement fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party to this Agreement agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party to this Agreement agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          10.  Miscellaneous.
               -------------

          (a) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

          (b) Notices.  All notices and other communications hereunder will be
              -------
in writing and will be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to Acquiror:      Tele-Communications, Inc.
                     5619 DTC Parkway
                     Englewood, Colorado  80111
                     Telecopy:  (303) 488-3217
                     Attention:  Legal Department

With a copy to:      Sherman & Howard L.L.C.
                     633 Seventeenth Street
                     Suite 3000
                     Denver, Colorado  80202
                     Telecopy:  (303) 298-0940
                     Attention:  Charles Y. Tanabe, Esq.

If to Shareholder:   To the address or telecopy number set forth for the
                     Shareholder on the signature page hereof

With a copy to:      The Chronicle Publishing Company
                     901 Mission Street
                     San Francisco, California  94103
                     Telecopy:  (415) 495-7148
                     Attention:  W. Ronald Ingram, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Any notice or communication delivered in person will be deemed effective on delivery. Any notice or communication sent by telecopy will be deemed effective when confirmed. Any notice or communication sent by registered or certified mail, return receipt requested, will be deemed effective when received, as evidenced by the return receipt. This Section 10(b) will not preclude delivery of any notice or communication by means other than those specified in this
Section 10(b).

          (c) GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER PRINCIPLES OF CONFLICTS OF LAWS APPLICABLE THERETO.

          (d) Rules of Construction.  The descriptive headings in this Agreement
              ---------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

          (e) Parties in Interest.  This Agreement will be binding upon and
              -------------------
inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (f) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

          (g) Assignment.  This Agreement may not be assigned by either party to
              ----------
this Agreement.

          (h) Amendment.  This Agreement may not be amended except by an
              ---------
instrument in writing signed on behalf of both the parties.

          (i) Extension; Waiver.  Either party to this Agreement may (a) extend
              -----------------
the time for the performance of any of the obligations or other acts of the other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate, or writing delivered pursuant to this Agreement by the other party, or (c) waive compliance by the other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of either party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

          (j) Legal Fees; Costs.  If either party to this Agreement institutes
              -----------------
any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein will be entitled to receive from the losing party reasonable attorneys, fees and costs incurred in
 .such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              TELE-COMMUNICATIONS, INC.



                              By:
                                 ---------------------------------
                                 Name:
                                 Title:



                              [SHAREHOLDER]




                              ------------------------------------